UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2015

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 Redwood Shores Parkway, Suite 200

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 10, 2015, Coherus BioSciences, Inc. (the “Company”) entered into and consummated a Stock Purchase Agreement (the “Purchase Agreement”) with Baxalta Incorporated, Baxalta US Inc. and Baxalta GmbH (together, “Baxalta”). Pursuant to the Purchase Agreement, the Company sold to Baxalta an aggregate of 390,167 shares of common stock (the “Shares”) for aggregate gross proceeds of approximately $10 million (the “Offering”). The purchase price for each Share was $25.63, which is equal to the closing trading price on the NASDAQ Global Market on the day of pricing, September 9, 2015.

In connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Baxalta GmbH. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) no later than December 4, 2015 for purposes of registering the resale of the Shares and any shares of common stock issued as a dividend or other distribution with respect to the Shares. The Company agreed to use its reasonable best efforts to cause this registration statement to be declared effective by the SEC as soon as practicable, and in any event, within 60 days after its filing. The Company also agreed, among other things, to indemnify the selling holders under the registration statement from certain liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D under the Securities Act.

The securities sold and issued in connection with the Purchase Agreement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the transaction is only a summary and is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of September 10, 2015, by and among the Company and Baxalta GmbH.

10.1	Stock Purchase Agreement, dated as of September 10, 2015, by and among the Company and Baxalta.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2015	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of September 10, 2015, by and among the Company and Baxalta GmbH.

10.1	Stock Purchase Agreement, dated as of September 10, 2015, by and among the Company and Baxalta.